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                                                            EXHIBIT 10.24



                                   January 8, 1997


Mr. Morton H. Meyerson
Suite 400
4514 Cole Avenue
Dallas, Texas 75205

     RE:  Restricted Stock Agreement

Dear Mr. Meyerson:

     Reference is made to that certain Restricted Stock Agreement dated May 31, 1988 by and between you and ENSCO International Incorporated (formerly Energy Service Company, Inc.), a Delaware corporation ( ENSCO ), as amended (collectively, the Agreement ). Under the terms of the Agreement you acquired 168,750 shares (the "Original Shares") of ENSCO common stock, par value $.10 per share ( Common Stock ), subject to a right of repurchase by ENSCO upon the occurrence of certain circumstances and under certain terms and conditions. You delivered to ENSCO a promissory note referred herein as the Promissory Note , dated July 19, 1988 in the aggregate principal amount of $675,000 in payment of the purchase price for the Original Shares.

     We have previously discussed restructuring the terms of the Agreement and the Promissory Note so that the Promissory Note is canceled and you would receive (i) cash in an amount necessary to pay the United States income tax on the income recognized by you resulting from this transaction (the "Tax Amount") and (ii) shares of Common Stock (the "New Shares") equal to the difference between the value of the Original Shares on the date the Promissory Note is canceled calculated using the Formula Price (as defined in the Agreement) less the sum of (A) the unpaid principal balance of the Promissory Note and (B) the Tax Amount. The Agreement will be terminated and the New Shares will not be subject to any of the restrictions in the Agreement. Please note that the New Shares will be deemed "restricted stock" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, and therefore the resale of the New Shares will be subject to restrictions set forth in Rule 144.

     Based on these discussions ENSCO and you hereby agree that on the Closing Date (as defined below), you shall transfer to ENSCO all right, title and interest you have in the Original Shares and in exchange therefor ENSCO shall cancel the Promissory Note and deliver to you a stock certificate representing the New Shares and an amount in cash equal to the Tax Amount. The Agreement shall be deemed terminated as of the Closing Date. You shall advise ENSCO prior to the Closing Date of the calculation of the Tax Amount, which shall be subject to the prior review and approval
by ENSCO.




     The number of New Shares shall be calculated in the following manner:

Number of New Shares = (168,750 x  Formula Price) - ($675,000 + Tax Amount)
                       ----------------------------------------------------
                                             Market Price

     Where,

                    Market Price       =     the price per share  of Common
               Stock based on the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange, Inc. on the Closing Date.

                    Formula Price     = the Formula Price referenced in the
               Agreement using the Market Price as the Trading Price (as defined in the Agreement).

                    Tax Amount       =  cash  in an amount necessary to pay
               the United States income tax on the income recognized by you resulting from this transaction.

The Closing Date shall be a date mutually agreed between ENSCO and you occurring after the date the ENSCO Board of Directors approves the terms of this letter. This agreement is subject to the prior approval of the ENSCO Board of Directors. In the event the Board of Directors does not approve the terms of this agreement, this letter shall be deemed terminated and of no force or effect.

     If the foregoing correctly sets forth our mutual agreement with respect to the foregoing, please sign at the space provided below.

                                   Yours very truly,

                                   ENSCO International Incorporated

                                   /s/  CARL F. THORNE
                                   --------------------------------
                                   Carl F. Thorne
                                   Chairman and Chief Executive Officer

AGREED AND ACCEPTED
this 13th day of January, 1997.

/s/  MORTON H. MEYERSON
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Morton H. Meyerson